Exhibit 10.1

STOCKHOLDERS AGREEMENT

BY AND AMONG

STANDARDAERO, INC.

AND

THE STOCKHOLDERS PARTY HERETO

OCTOBER 1, 2024

EXHIBIT

Exhibit A: Form of Joinder Agreement

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made as of October 1, 2024 by and among StandardAero, Inc., a Delaware corporation (the “Company”), Carlyle Partners VII S1 Holdings II, L.P., a Delaware limited partnership (the “Initial Carlyle Stockholder”), Hux Investment Pte Ltd, a private company organized under the laws of Singapore (the “Initial GIC Stockholder”), the stockholders listed on Schedule 1 hereto (the “Management Stockholders” and, together with the Initial Carlyle Stockholder and the Initial GIC Stockholder, the “Stockholders”) and any other stockholder who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”).

RECITALS

A. The Company is proposing to consummate an initial public offering of its Common Stock (the “Initial Public Offering”).

B. The Stockholders and the Company desire to enter into this Agreement effective upon the effective date of the registration statement relating to the Initial Public Offering (the “Effective Date”).

C. The Board of Directors of the Company (the “Board of Directors”) has approved this Agreement.

D. The parties hereto desire to agree upon the respective rights and obligations after the Effective Date with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION I. DEFINITIONS

1.1 Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” shall mean with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners or managing members of, or shares the same management company with, the specified Person or any investment fund, managed account vehicle, collective investment scheme or comparable investment vehicle (“Fund”) now or hereafter existing that shares the same management company or registered investment advisor with such Person or any Fund now or hereafter existing that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the Fund that controls such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Bylaws” shall mean the Company’s amended and restated bylaws in effect as of the Effective Date, as amended from time to time.

“Carlyle Majority Interest” shall mean, at any given time, the Carlyle Stockholders holding a majority in voting power of the outstanding shares of Common Stock held at that specified time by all Carlyle Stockholders.

“Carlyle Stockholder” shall mean, collectively, (i) the Initial Carlyle Stockholder and (ii) any Permitted Transferee or Affiliate of the Initial Carlyle Stockholder (x) which is issued shares of Common Stock or becomes the beneficial owner of any shares of Common Stock or is Transferred any shares of Common Stock by any other Person and (y) which becomes a party hereto by executing a Joinder Agreement.

“Charter” shall mean the Company’s amended and restated certificate of incorporation in effect as of the Effective Date, as amended and/or restated from time to time.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.

“Director” shall mean a member of the Board of Directors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“GAAP” shall mean generally accepted accounting principles, as in effect in the United States of America from time to time.

“GIC Stockholder” shall mean, collectively, (i) the Initial GIC Stockholder and (ii) any Permitted Transferee or Affiliate of the Initial GIC Stockholder (x) which is issued shares of Common Stock or becomes the beneficial owner of any shares of Common Stock or is Transferred any shares of Common Stock by any other Person and (y) which becomes a party hereto by executing a Joinder Agreement.

“IPO” shall mean the underwritten registered public offering of shares of the Company’s Common Stock, pursuant to which the shares of Common Stock are being listed on the NYSE.

“Necessary Action” shall mean, with respect to a specified result, all commercially reasonable actions necessary or desirable to cause such result, in each case, to the fullest extent permitted by applicable law (including, as applicable with respect to fiduciary duties under Delaware law), including (i) attending meetings in person or by proxy for purposes of obtaining a quorum, (ii) voting or providing a written consent or proxy with respect to shares of Common Stock, (iii) causing the adoption of resolutions and amendments to the organizational documents of the Company, (iv) executing agreements and instruments, (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (vi) ensuring that applicable provisions are included in any proxy statement prepared by management of the Company in connection with the solicitation of proxies for any meeting of stockholders of the Company.

“NYSE” shall mean the New York Stock Exchange.

“Permitted Transferee” shall mean, with respect to the Carlyle Stockholder or the GIC Stockholder, (i) any Affiliate of such Carlyle Stockholder or such GIC Stockholder, (ii) any director, officer or employee of any Affiliate of such Carlyle Stockholder or such GIC Stockholder, (iii) any direct or indirect member or general or limited partner of such Carlyle Stockholder or such GIC Stockholder that is the transferee of shares of Common Stock pursuant to a pro rata distribution of shares by such Carlyle Stockholder or such GIC Stockholder to its partners or members, as applicable (or any subsequent transfer of such shares by the transferee to another Permitted Transferee) or (iv) any other Transferee designated as a Permitted Transferee by such Carlyle Stockholder or such GIC Stockholder.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“Public Offering” shall mean a public offering and sale of shares of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” shall mean, at any time, (i) shares of Common Stock, (ii) any other equity securities now or hereafter issued by the Company, in each case, beneficially owned by a Stockholder, whether now held or hereafter acquired, together with any options, warrants or other rights thereon and (iii) any other shares or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such registration statement, (b) a registration statement on Form S-8 (or any successor form) covering such securities is effective and either (A) the holder thereof is not an Affiliate of the Company or (B) such registration statement on Form S-8 (or any successor form) covers resales by the holder thereof, (c) such securities shall have been sold (or, in the case of a Stockholder other than the Carlyle Stockholder and the GIC Stockholder, become eligible for sale without volume limitations) pursuant to Rule 144 under the Securities Act or (d) such securities shall have ceased to be outstanding.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Stockholders” shall mean the Carlyle Stockholder, the GIC Stockholder, the Management Stockholders and any other stockholders who from time to time become party to this Agreement by execution of a Joinder Agreement.

“Transfer” shall mean any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

“Transferee” shall mean the recipient of a Transfer.

“WKSI” shall mean a well-known seasoned issuer, as defined in the SEC’s Rule 405.

SECTION II. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Stockholders. Each Stockholder hereby represents, warrants and covenants to the Company as follows: (a) such Stockholder has full power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Stockholder enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by such Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which such Stockholder is a party.

2.2 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

SECTION III. BOARD MATTERS

3.1 Board of Directors. From and after the first business day after the Effective Date:

(a) Rights to Designate. Each Stockholder, in its capacity as a stockholder, individually and not jointly, hereby agrees with the Company (and only with the Company) to vote, or cause to be voted, all of its shares of Common Stock, at any annual or special meeting, by written consent, or otherwise, and will take all Necessary Actions within such Stockholder’s control, to cause the authorized number of directors on the Board of Directors to be established at nine (9) as of the first business day after the Effective Date, and to elect or appoint or cause to be elected or appointed to the Board of Directors and cause to be continued in office:

(i) eight (8) designees of the Carlyle Stockholders constituting a Carlyle Majority Interest (the “Investor Designees”); provided, that (A) the number of Investor Designees to be designated by the Carlyle Majority Interest (on behalf of the Carlyle Stockholders) shall be reduced to six (6) Directors at such time as the Carlyle Stockholders in the aggregate hold less than thirty-five percent (35%) of the then outstanding shares of Common Stock, (B) the number of Investor Designees to be designated by the Carlyle Majority Interest (on behalf of the Carlyle Stockholders) shall be reduced to four (4) Directors at such time as the Carlyle Stockholders in the aggregate hold less than twenty-five percent (25%) of the then outstanding shares of Common Stock, (C) the number of Investor Designees to be designated by the Carlyle Majority Interest (on behalf of the Carlyle Stockholders) shall be reduced to two (2) Directors at such time as the Carlyle Stockholders in the aggregate hold less than fifteen-percent (15%) of the then outstanding shares of Common Stock, and (D) the Carlyle Stockholders shall have no right to designate any members of the Board of Directors pursuant to this Section 3.1(a)(i) at such time as the Carlyle Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding shares of Common Stock; and

(ii) the senior ranking executive officer of the Company and its subsidiaries, which initially, and for so long as he is the Company’s Chief Executive Officer, shall be Russell Ford.

The Company agrees with each of the Stockholders, individually and not jointly, that it shall take all Necessary Actions within its control to cause the individuals designated in accordance with Section 3.1(a) to be nominated for election to the Board of Directors, shall solicit proxies in favor thereof, and at any meeting of the stockholders of the Company (if any is required) at which directors of the Company are to be elected, shall recommend that the stockholders of the Company elect to the Board of Directors each such individual nominated for election at such meeting unless the Board of Directors determines that making such recommendation would be inconsistent with its fiduciary duties under applicable law.

(b) Initial Investor Designees. The initial Investor Designees pursuant to the provisions of Section 3.1(a)(i) shall be Douglas Brandely, Peter Clare, Wendy Masiello, Paul McElhinney, Stefan Weingartner, Ian Fujiyama, Andrea Fischer Newman and one vacancy. Any remaining undesignated Investor Designees shall be designated by the Carlyle Majority Interest at such time as they shall determine.

(c) Removal and Replacement.

(i) Any Person or group of Persons entitled to designate a Director may indicate such Person’s desire to remove such designee from the Board of Directors by sending a written notice to the Company’s Secretary stating the name of the designee to be removed from the Board of Directors (the “Removal Notice”) and, upon receipt of such notice by the Company’s Secretary, the Company shall take all Necessary Actions to submit such removal to a vote or consent of the stockholders, and each Stockholder, individually and not jointly, hereby agrees with the Company (and only with the Company) to vote, at any annual or special meeting, by written consent, or otherwise, all shares of Common Stock and will take all Necessary Actions within such Stockholder’s control to effect such removal.

(ii) If at any time any Director ceases to serve on the Board of Directors (whether due to death, disability, resignation, removal or otherwise), the Person or Persons that designated or nominated such Director pursuant to Section 3.1(a) shall designate or nominate a successor to fill the vacancy created thereby on the terms and subject to the conditions of Section 3.1(a). Each Stockholder, individually and not jointly, hereby agrees with the Company (and only with the Company) to vote, or cause to be voted, all of its shares of Common Stock, and will take all Necessary Actions within such Stockholder’s control, and the Company will take all Necessary Actions within its control, to cause the designated successor to be elected to fill such vacancy. In the event that the Carlyle Stockholders do not, pursuant to Section 3.1(a), have the right to designate an individual to fill such vacancy, then such vacancy shall be filled as provided in the Charter and the Bylaws.

(iii) In the event that the Carlyle Stockholders cease to have the right to designate an individual to serve as a Director pursuant to Section 3.1(a), (i) the Carlyle Stockholders shall take all Necessary Actions to cause that number of Directors for which the Carlyle Stockholders cease to have the right to designate to serve as Directors to resign upon the expiry of such Directors’ term of service on the Board of Directors in order of expiry (each a “Departing Director”), provided that (A) in lieu of the resignation of any such Departing Director (each a “Carlyle Continuing Director”), the Carlyle Stockholders may instead take all Necessary Actions to cause any other Director previously designated by the Carlyle Stockholders to resign at the expiration of the original Departing Director’s term, with such Carlyle Continuing Director continuing as a Director if re-elected to the Board, with the Company taking all Necessary Actions to ensure that such Carlyle Continuing Director be nominated for election to the Board of Directors for an additional term, (B) if multiple Directors terms of service on the Board of Directors expire simultaneously, the Carlyle Stockholders may take all Necessary Actions to cause certain Directors to resign and (C) any such resignation or resignations shall be subject to delay at the request of the Board of Directors, and (ii) the vacancy that may be created by such resignation shall be filled as provided in the Charter and the Bylaws.

(d) Expenses. Each Director shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending any meeting of the Board of Directors or any committee thereof or governing body of any subsidiary of the Company or any committee thereof.

(e) Indemnification; Insurance. The Company shall not alter, in any manner adverse to the Investor Designees, any rights to indemnification and exculpation from liabilities currently afforded to members of the Board of Directors, provided they are permitted by applicable law, pursuant to the Charter, the Bylaws or any indemnification agreement, in each case, as in effect as of the Effective Date. If the Company or any of its respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall covenant to afford to each of the Investor Designees such rights to indemnification and exculpation from liabilities. To the fullest extent permitted by applicable law, the Company shall continue to maintain in effect directors’ and officers’ liability insurance and fiduciary liability insurance with benefits, terms, conditions, retentions and levels of coverage that are at least as favorable, in the aggregate, to the insureds as provided in the Company’s existing policies as of the Effective Date.

3.2 Committees of the Board of Directors. From and after the Effective Date, the Company shall cause the Board of Directors to establish and maintain the following committees: (a) an Audit Committee, (b) a Compensation Committee, (c) a Nominating and Corporate Governance Committee, (d) an Executive Committee, (e) any other committee needed to comply with applicable laws and regulations and (f) any other committee as the Board of Directors shall determine in its discretion.

3.3 Additional Management Provisions.

(a) Each Stockholder and the Company agrees and acknowledges that, subject to applicable law, the Investor Designees designated by the Carlyle Majority Interest may share confidential, non-public information about the Company and its subsidiaries with the Carlyle Stockholders, their Permitted Transferees and their respective Affiliates, directors and officers.

(b) The Stockholders and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by applicable law, when the Carlyle Stockholders, in their capacity as stockholders of the Company, take any action under this Agreement to give or withhold its consent, the Carlyle Stockholders shall have no duty (fiduciary or other) to consider the interests of the Company or the other Stockholders and may act exclusively in its own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

(c) Each of the Stockholders, individually and not jointly, covenants and agrees with the Company (and only the Company), and the Company covenants and agrees with each of the Stockholders, individually and not jointly, that it shall take all Necessary Actions within its control to ensure that the Charter and the Bylaws do not, at any time, conflict with the provisions of this Agreement.

(d) For so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and the Stockholders acknowledge and agree that, as of the date of this Agreement, the Company is a “controlled company.” The Carlyle Stockholders acknowledge that a sufficient number of their designees will be required to qualify as “independent directors” to ensure that the Board complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect, and shall discuss and use commercially reasonable efforts to agree upon appropriate changes to their designees consistent with the foregoing.

SECTION IV. REGISTRATION RIGHTS

4.1 Demand and Piggyback Rights.

(a) Right to Demand a Non-Shelf Registered Offering. Upon the demand of (i) any Carlyle Stockholder at any time and from time to time after (or in advance of, but subject to) the expiration or waiver of the underwriter lock-up period applicable to the Company’s IPO and (ii) any GIC Stockholder at any time and from time to time after the second anniversary of the consummation of the Company’s IPO, the Company will, as promptly as practicable (and in no event later than 30 days following receipt of such demand), prepare and file the applicable registration statement for, and otherwise facilitate in the manner described in this Agreement, a non-shelf registered offering of the Registrable Securities requested by the demanding Carlyle Stockholder or GIC Stockholder, as applicable, to be included in such offering. A demand for a non-shelf registered offering that will result in the imposition of a lockup on the Company may not be made unless the Registrable Securities requested to be sold by the demanding Carlyle Stockholder or GIC Stockholder, as applicable, in such offering have an aggregate market value (based on the most recent closing price of shares of Common Stock at the time of the demand) of at least $50 million (or such lesser amount if all Registrable Securities held by the demanding Carlyle Stockholder or GIC Stockholder, as applicable, are requested to be sold).

(b) Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of shares of Common Stock covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights pursuant to Section 4.1(a) above or at the initiative of the Company), the Stockholders may exercise piggyback rights to have included in such offering Registrable Securities held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

(c) Right to Demand and be Included in a Shelf Registration. Upon the demand of (i) any Carlyle Stockholder, made at any time and from time to time and (ii) any GIC Stockholder at any time and from time to time after the second anniversary of the consummation of the Company’s IPO, in each case, at a time when the Company is eligible to utilize Form S-3 or a successor form to sell Registrable Securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415, the Company will, as promptly as practicable (and in no event later than 20 days following receipt of such demand), prepare and file the applicable registration statement for, and otherwise facilitate in the manner described in this Agreement a shelf registration of Registrable Securities held by such Carlyle Stockholder or such GIC Stockholder, as applicable. If at the time of such request the Company is a WKSI, such shelf registration will, unless otherwise requested by the Carlyle Stockholder or the GIC Stockholder, as applicable, cover an unspecified number of shares of Common Stock to be sold by the Company and the Stockholders. Any shelf registration filed by the Company covering shares of Common Stock (whether pursuant to a Stockholder demand or at the initiative of the Company) will cover such number of Registrable Securities as may be requested by each of the Stockholders.

(d) Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more (i) Carlyle Stockholders made at any time and from time to time and (ii) GIC Stockholder at any time and from time to time after the second anniversary of the consummation of the Company’s IPO, the Company will facilitate in the manner described in this Agreement a “takedown” of shares of Common Stock off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company), subject to Section 4.2 below, the Stockholders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf. A demand for a shelf takedown for an offering that will result in the imposition of a lockup on the Company may not be made unless the Registrable Securities requested to be sold by the demanding Carlyle Stockholder or GIC Stockholder, as applicable, in such offering have an aggregate market value (based on the most recent closing price of shares of Common Stock at the time of the demand) of at least $50 million (or such lesser amount if all Registrable Securities registered on such shelf and held by the demanding Carlyle Stockholder or GIC Stockholder, as applicable, are requested to be sold).

(e) Right to Reload a Shelf. Upon the written request of a Carlyle Stockholder or GIC Stockholder, as applicable, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of Registrable Securities previously taken down off of such shelf and not yet “reloaded” onto such shelf.

(f) Limitations on Demand and Piggyback Rights.

(i) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Stockholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the shares of Common Stock are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than shares of Common Stock, even if such securities are convertible into or exchangeable or exercisable for shares of Common Stock.

(ii) The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the Board of Directors of the Company determines that such registration or offering could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature public disclosure of information, the premature public disclosure of which could materially and adversely affect the Company; provided that the Company shall not postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement pursuant to this Section 4.1(f)(ii) more than once in any 360 day period. Any such blackout period will last only for so long as such postponement condition is continuing and, in any event, such blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of other non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise publicly disclosed.

(iii) Notwithstanding anything herein to the contrary, in the event that the Carlyle Stockholder and the GIC Stockholder mutually agree in writing to waive their piggyback rights in any registration, all other Stockholders (if any) shall be deemed to have waived their respective piggyback rights with respect to such registration as well, in which case no Stockholder shall be entitled to include any Registrable Securities in such registration.

4.2 Notices, Cutbacks and Other Matters.

(a) Notifications Regarding Registration Statements. In order for the Carlyle Stockholder or the GIC Stockholder to exercise its right to demand that a registration statement be filed, it must so notify the Company in writing indicating the number of Registrable Securities sought to be registered and the proposed plan of distribution. Unless otherwise requested by a Stockholder (with respect to such Stockholder only), the Company will keep the Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to a Stockholder demand or otherwise, with respect to which a piggyback opportunity is available. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

(b) Notifications Regarding Registration Piggyback Rights. Any Stockholder wishing to exercise its piggyback rights with respect to a registration statement must notify the Company of the number of Registrable Securities it seeks to have included in such registration statement. Subject to Section 4.2(c), such notice must be given as soon as practicable and, in the case of piggyback rights with respect to a registration statement to be filed other than pursuant to a Stockholder demand, in no event later than five business days following delivery of notice by the Company (or three business days if requested in connection with an underwritten “block trade”). Notwithstanding delivery of such notice by a Stockholder, all determinations as to whether to complete any offering pursuant to a Stockholder demand and as to the timing, manner, price and other terms of any such offering contemplated by this Section 4.2(b) shall be determined by the Stockholder proposing to sell a majority of the Registrable Securities.

(c) Notifications Regarding Demanded Underwritten Takedowns.

(i) The Company will keep the Stockholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by other Stockholders or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on (i) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs. Promptly (x) upon receipt of a shelf takedown request (but in no event more than two business days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) for any underwritten shelf takedown or (y) in the case of an underwritten shelf takedown to be made at the Company’s own initiative, following the Company’s election to pursue such underwritten shelf takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each Stockholder with Registrable Securities covered by the applicable Registration Statement (other than the demanding Stockholder, if applicable) (each a “Potential Takedown Participant”) offering each such Potential Takedown Participant the opportunity to include such Registrable Securities in any such underwritten shelf takedown.

(ii) Subject to Section 4.2(e), the Company shall include in such underwritten shelf takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within two business days (or one business day if requested in connection with an underwritten “block trade” pursuant to a demand by a Stockholder) after the date that the Shelf Takedown Notice has been delivered. Notwithstanding the delivery of any Shelf Takedown Notice, all determinations as to whether to complete any underwritten shelf takedown and as to the timing, manner, price and other terms of any underwritten shelf takedown contemplated by this Section 4.2(c)(ii) shall be determined by the Stockholder proposing to sell a majority of the Registrable Securities.

(iii) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

(d) Plan of Distribution, Underwriters and Counsel. If (1) a majority of the shares of Common Stock proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account and (2) such offering was initiated by the Company and not by a Stockholder, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, the Stockholders holding a majority of the Registrable Securities requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Stockholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Stockholders.

(e) Cutbacks. If the managing underwriters advise the Company and the selling Stockholders that, in their opinion, the number of shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the shares being offered, such offering will include only the number of shares that the underwriters advise can be sold in such offering.

(i) In the case of a registered offering upon the demand of one or more Stockholders, the selling Stockholders (including those Stockholders exercising piggyback rights pursuant to this Agreement) collectively will have first priority and will be subject to cutback pro rata based on the number of Registrable Securities held by each such selling Stockholder at the time of the demand (up to the number of Registrable Securities initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the number of shares initially requested by them to be included in such offering. Except as contemplated by the immediately preceding two sentences, other selling stockholders (other than a transferee to whom a Stockholder has assigned its rights under this Agreement in accordance with the terms of this Agreement) will be included in an underwritten offering only with the consent of Stockholders holding a majority of the Registrable Securities being sold in such offering.

(ii) In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Stockholders exercising piggyback rights pursuant to this Agreement collectively will have second priority and will be subject to cutback pro rata based on the number of Registrable Securities held by each such selling Stockholder at the time the Company notice is issued (up to the number of Registrable Securities initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have third priority and will be subject to cutback pro rata based on the number of shares initially requested by them to be included in such offering. Except as contemplated by the immediately preceding sentence, other stockholders (other than transferees to whom a Stockholder has assigned its rights under this Agreement in accordance with the terms of this Agreement) will be included in an underwritten offering only with the consent of Stockholders holding a majority of the Registrable Securities proposed to be sold by Stockholders in such offering.

(f) Withdrawals. In connection with any offering initiated by the Company, even if Registrable Securities held by a Stockholder have been part of such offering, such Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the shares being offered for its account.

(g) Expenses. All expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Stockholders, including, without limitation, all registration and filing fees, printing expenses (including printing certificates for the shares in a form eligible for deposit with The Depository Trust Company and printing preliminary, supplemental and final prospectuses), word processing, duplicating, telephone and facsimile expenses, messenger and delivery expenses, transfer taxes, expenses incurred in connection with promotional efforts or “roadshows”, fees and disbursements of counsel (including the fees and disbursements of outside counsel for each of the Carlyle Stockholder and the GIC Stockholder (which may be the same as counsel for the Company) and fees and disbursements of counsel to the underwriters with respect to “blue sky” qualification of such shares and their determination for eligibility for investment under the laws of the various jurisdictions and in connection with any filing with, and clearance of any offering by, FINRA (up to the cap on such fees included in any applicable underwriting agreement)) and of the independent certified public accountants (including with respect to the preparation of customary financial statements required to be included in any offering document, the provision of any customary comfort letters and the conduct of special audits required by, or incidental to, such registration), and the expense of qualifying such Registrable Securities under state blue sky and non-U.S. securities laws, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of a Stockholder will be borne by such Stockholder.

4.3 Facilitating Registrations and Offerings.

(a) General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 4.3.

(b) Registration Statements. In connection with each registration statement that is demanded by Stockholders or as to which piggyback rights otherwise apply, the Company will:

(i) (1) prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Registrable Securities, (2) prepare and file (or confidentially submit) such amendments or supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer), (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Stockholders and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution;

(ii) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Stockholders or any underwriter available for discussion of such documents; and

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) notify each Stockholder promptly, and, if requested by such Stockholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the SEC or any state or non-U.S. securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(v) furnish counsel for each underwriter, if any, and for the Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vi) otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(vii) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

(c) Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by a Carlyle Stockholder or a GIC Stockholder, as applicable, or as to which piggyback rights otherwise apply, the Company will:

(i) cooperate with the selling Stockholders and the sole underwriter or managing underwriter of an underwritten offering Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing the shares to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Stockholders or the sole underwriter or managing underwriter of an underwritten offering of shares, if any, may reasonably request at least five days prior to any sale of such shares;

(ii) furnish to each Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company hereby consents to the use of the prospectus, including each preliminary prospectus or prospectus supplement, by each such Stockholder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus, the preliminary prospectus or prospectus supplement;

(iii) (i) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Stockholder holding Registrable Securities covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement; and (iv) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Stockholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iii) or subject itself to taxation in any such jurisdiction;

(iv) (i) cause all Registrable Securities being sold to be qualified for inclusion in or listed on the NYSE or any other U.S. securities exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the Stockholders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any and arrange for at least two market makers to register with FINRA as such with respect to the Registrable Securities, (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements, (iii) use its best efforts to cause Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities and (iv) use best efforts to provide a transfer agent and registrar for all Registrable Securities to be sold by the Stockholders not later than the effective date of such registration statement;

(v) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Stockholders or the lead managing underwriter of an underwritten offering;

(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions, at such times as customarily occur in similar registered offerings or shelf takedowns, in order to expedite or facilitate the disposition of such Registrable Securities in connection therewith, including:

(1) make such representations and warranties to the selling Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2) obtain opinions of counsel to the Company in all relevant jurisdictions and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Stockholder and the underwriters, if any, covering the matters and jurisdictions customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Stockholders and underwriters;

(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(4) cause the Company’s directors and executive officers to enter into lock-up agreements in customary form; and

(5) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Stockholders providing for, among other things, the appointment of such representative as agent for the selling Stockholders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

(viii) take all actions to ensure that any free writing prospectus utilized in connection with any registration or offering hereunder complies in all material respects with the Securities Act in relation to the circulation of a prospectus, is filed in accordance with the Securities Act, is retained in accordance with the Securities Act and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix) permit any Stockholder that, in its sole exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registrations statement and to allow such Stockholder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Stockholder and its counsel should be included;

(x) use best efforts to (i) make Form S-3 available for the sale of Registrable Securities and (ii) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use best efforts to obtain promptly the withdrawal of such order;

(xi) if requested by any managing underwriter and reasonably available, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(xii) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xiii) cooperate with each Stockholder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the NYSE or any other national securities exchange on which the Registrable Securities are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;

(xiv) if the Company files an automatic shelf registration statement covering any Registrable Securities, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective;

(xv) if the Company does not pay the filing fee covering the Registrable Securities at the time an automatic shelf registration statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(xvi) if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year, refile a new automatic shelf registration statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective; and

(xvii) if the Company plans to file any automatic shelf registration statement for the benefit of the holders of any of its securities other than the Stockholders, and the Stockholders do not request that their Registrable Securities be included in such shelf registration statement, the Company agrees that it will, at the request of any Carlyle Stockholder or any GIC Stockholder, include in such automatic shelf registration statement such disclosures as may be required by Rule 430B in order to ensure that the Stockholders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment (and if the Company has filed any automatic shelf registration statement for the benefit of the holders of any of its securities other than the Stockholders, the Company shall, at the request of any Carlyle Stockholder or any GIC Stockholder, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the Stockholders may be added to such Shelf Registration Statement).

(d) Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Stockholders and underwriters and any counsel or accountant retained by such Stockholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

(e) Information from Stockholders. Each Stockholder that holds Registrable Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Registrable Securities by such Stockholder and the proposed distribution by such Stockholder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(f) Lock-up Agreements. In connection with any underwritten offering pursuant to this Section IV, at the request of the Company, each Stockholder shall enter into one or more agreements with the managing underwriters in connection with any such underwritten offering pursuant to which such Stockholder will agree not to offer, pledge, sell, make any short sale of, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any security convertible into, exercisable or exchangeable for, any shares of Common Stock or other equity securities of the Company, whether then owned or thereafter acquired, except as part of such underwritten offering or with the prior written consent of the managing underwriters of such underwritten offering, for a period designated by such managing underwriter, which period shall not begin prior to the beginning of the investor road show in connection with such underwritten offering (or, if there is no investor road show, the date of the underwriting agreement with respect to such underwritten offering) and shall not last more than 90 days after the date of the final prospectus (or prospectus supplement, as applicable) used in connection with such underwritten offering and, in each case, shall not exceed the lock-up period applicable to the Company.

4.4 Indemnification.

(a) Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement of Registrable Securities held by Stockholders, the Company will indemnify and hold harmless each Stockholder, any such Stockholder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter of such securities and each other person, if any, who controls any Stockholder or such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, actions, damages, liabilities or expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which the Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 4.4, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be liable to any such Indemnified Party in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Indemnified Party specifically for use in the preparation thereof.

(b) Indemnification by Stockholders. Each Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.4(a)) the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act), with respect to Losses (as determined by a final and unappealable judgment, order or decree of a court of competent jurisdiction) arising from (i) any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Stockholder specifically regarding such Stockholder for use in the preparation of such registration statement or amendment or supplement, and (ii) compliance by such Stockholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

(c) Indemnification Procedures. Promptly after receipt by an Indemnified Party of notice of the commencement of any action involving a claim referred to in Section 4.4(a) and Section 4.4(b), the Indemnified Party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any Indemnified Party to give notice shall not relieve the indemnifying party of its obligations in this Section 4.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an Indemnified Party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election to assume defense of the action, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses incurred by the latter in connection with the action’s defense. An Indemnified Party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Indemnified Party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the Indemnified Party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the Indemnified Party and the indemnifying party and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the Indemnified Party in order to adequately represent the Indemnified Parties) for the Indemnified Party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (such consent not to be unreasonably withheld, delayed or conditioned). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the Indemnified Party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the Indemnified Party.

(d) Contribution. If the indemnification required by this Section 4.4 from the indemnifying party is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any indemnifiable Losses, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and Indemnified Parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 4.4(d). Notwithstanding the provisions of this Section 4.4(d), no Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities by such Stockholder exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

(e) Advancement of Expenses. The Company will advance the expenses incurred in connection with any action involving a claim referred to in Section 4.4(a) within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of such action. Advances will be unsecured and interest free. The Indemnified Party hereby undertakes to repay any amounts so advanced (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled to be indemnified by the Company.

(f) Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any Indemnified Party may have pursuant to law or contract (and the Company and its subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section IV applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

4.5 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Stockholder, make publicly available such information) and it will take such further action as any Stockholder may reasonably request, so as to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements. Furthermore, the Company shall use its reasonable best efforts to facilitate any sale by a Stockholder under Rule 144, including delivery of any legal opinions and instruction letters required by the Company’s transfer agent and such other documentation as may be reasonably requested by the Stockholder or its broker in connection with such sales.

SECTION V. MISCELLANEOUS PROVISIONS

5.1 Information and Access Rights.

(a) Available Financial Information. Upon written request, the Company will deliver, or will cause to be delivered, to the Carlyle Stockholder and the GIC Stockholder (until such time as such Stockholder shall cease to own any Registrable Securities):

(i) as soon as available after the end of each month and in any event within 30 days thereafter, the monthly operating report of the Company and, to the extent prepared by the Company in the ordinary course, a consolidated balance sheet of the Company and its subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto), together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board of Directors;

(ii) an annual budget, a business plan and financial forecasts for the Company for the fiscal year of the Company (the “Annual Budget”), no later than three business days after the approval thereof by the Board of Directors (but no later than March 31 of such fiscal year), in such manner and form as approved by the Board of Directors, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case, prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby, it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such Annual Budget shall be delivered to the Carlyle Stockholder and the GIC Stockholder as promptly as practicable after such changes have been approved by the Board of Directors;

(iii) as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, (A) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company’s Annual Budget for such year as approved by the Board of Directors; and

(iv) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, (A) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company’s Annual Budget then in effect as approved by the Board of Directors, all of the information to be provided pursuant to this Section 5.1(a)(iv) in reasonable detail and certified by the principal financial or accounting officer of the Company.

In addition to the foregoing, the Company covenants and agrees to provide periodic updates to the Carlyle Stockholder during the course of the preparation of the Annual Budget and to keep the Carlyle Stockholder reasonably informed as to its progress, status and the budgeted items set forth therein. Notwithstanding anything to the contrary in Section 5.1(a), the Company’s obligations thereunder shall be deemed satisfied to the extent that such information is provided by (A) providing the financial statements of any wholly-owned subsidiary of the Company to the extent such financial statements reflect the entirety of the operations of the business or (B) in the case of Section 5.1(a)(iii) and Section 5.1(a)(iv), filing such financial statements of the Company or any wholly-owned subsidiary of the Company whose financial statements satisfy the requirements of clause (A), as applicable, with the Securities and Exchange Commission on EDGAR or in such other manner as makes them publicly available. The Company’s obligation to furnish the materials described in Section 5.1(a)(i), Section 5.1(a)(iii) and Section 5.1(a)(iv), shall be satisfied so long as it transmits such materials to the requesting Carlyle Stockholder and the GIC Stockholder within the time periods specified therein, notwithstanding that such materials may actually be received after the expiration of such periods.

(b) Other Information. The Company covenants and agrees to deliver to each Carlyle Stockholder and GIC Stockholder, upon written request, until such time as such Carlyle Stockholder or GIC Stockholder shall cease to own any Registrable Securities, with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its subsidiaries as from time to time may be reasonably requested by any such Carlyle Stockholder or GIC Stockholder. Each such Carlyle Stockholder and GIC Stockholder, until such time as such Carlyle Stockholder or GIC Stockholder shall cease to own any Registrable Securities, shall have access to such other information concerning the Company’s business or financial condition and the Company’s management as may be reasonably requested, including such information as may be necessary to comply with regulatory, tax or other governmental filings.

(c) Access. The Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to (i) afford each Carlyle Stockholder and its officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at all reasonable times to the Company’s and its subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (ii) afford such Carlyle Stockholder and its officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of the Company and its subsidiaries with their respective officers from time to time as each such Stockholder may reasonably request, in each case, until such time as such Carlyle Stockholder shall cease to own any Registrable Securities.

5.2 Confidentiality. Each Stockholder, individually and not jointly, hereby agrees with the Company (and only with the Company) that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company pursuant to Section 3.3(a) and Section 5.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Stockholder or its affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any confidentiality obligations such third party may have to the Company that is known to such Stockholder; provided, that, a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Registrable Securities from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 5.2 as if a Stockholder, (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Stockholder and their respective directors, employees, consultants and representatives, in each case, in the ordinary course of business (provided that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation), (iv) as may be reasonably determined by such Stockholder to be necessary in connection with such Stockholder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries, or (v) as may otherwise be required by law or legal, judicial or regulatory process.

5.3 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Date regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

5.4 Access to Agreement; Amendment and Waiver; Actions of the Board. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit, provided, that, in the case of any waiver by the Company, such waiver is consented to in writing by the Carlyle Stockholder. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of Stockholders holding a majority of the Registrable Securities and the Company. Notwithstanding the foregoing, if any such amendment would adversely affect the rights or obligations of, or create a new obligation or restriction on, the GIC Stockholder, then such amendment shall require the prior written consent of the GIC Stockholder. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, with the prior written consent of the Carlyle Stockholder and the Company, at any time hereafter, Permitted

Transferees may be made parties hereto, with any such additional parties shall be treated as “Stockholders” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto; provided that the consent of the Carlyle Stockholder and the Company shall not be required for a Permitted Transferee of a GIC Stockholder to become a party hereto and the Company’s signature shall not be required on the Joinder Agreement in the form attached as Exhibit A hereto.

5.5 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:

If to the Company:

c/o StandardAero, Inc.

6710 North Scottsdale Road

Suite 250

Scottsdale, AZ 85253

Attention: Chief Financial Officer

Email: Dan.Satterfield@lw.com

With a copy (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Washington, D.C. 20004

Attention: Jason Licht, Esq.

Email: jason.licht@lw.com

If to the Carlyle Stockholder:

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW

Washington, DC 20004

Attention: Douglas Brandely

Email: douglas.brandely@carlyle.com

With a copy (which shall not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Washington, D.C. 20004

Attention: Jason Licht, Esq.

Email: jason.licht@lw.com

If to the GIC Stockholder:

Hux Investment Pte Ltd.

168 Robinson Rd., #37-01

Singapore 068912

c/o GIC Special Investments

280 Park Avenue, 9th Floor

New York, NY 10017

Attention: Andrew Skrilow

Email: andrewskrilow@gic.com.sg

With a copy (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Anthony Norris

Email: anorris@sidley.com

If to any other Stockholder:

At such Person’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 5.5. All such notices, requests, demands and other communications shall, when mailed, sent or e-mailed, respectively, be effective (i) two days after being deposited in the mail, (ii) one day after being deposited with the express overnight courier service, respectively, addressed as aforesaid or (iii) the earlier of (x) one business day after being sent and (y) the acknowledgement of receipt of the e-mail by the recipient.

5.6 Counterparts. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

5.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

5.8 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.

5.9 Termination. This Agreement shall terminate on the earlier of (i) the election of each of the Carlyle Stockholder and the GIC Stockholder, (ii) with respect to the Carlyle Stockholder or the GIC Stockholder, such date as the Carlyle Stockholder or the GIC Stockholder, respectively, ceases to hold any shares of Common Stock or (iii) with respect to any other Stockholder, such date as such Stockholder ceases to hold any Registrable Securities; provided that notwithstanding any such termination, Section 4.4 shall survive any expiration or termination of this Agreement. Termination of this Agreement shall not relieve any party for the breach of any obligations under this Agreement prior to such termination.

5.10 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

5.11 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

5.12 Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 5.5. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 5.12. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

5.13 Further Assurances; Company Logo. At any time or from time to time after the Effective Date, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the Stockholders and their respective Affiliates permission to use the Company’s and its subsidiaries’ name and logo in marketing materials.

5.14 Regulatory Matters. The Company shall and shall cause its subsidiaries to keep the Carlyle Stockholder and the GIC Stockholder informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, so that the Carlyle Stockholder, the GIC Stockholder and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

5.15 Inconsistent Agreements. Neither the Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of shares of Common Stock that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

5.16 In-Kind Distributions. If the Carlyle Stockholder or the GIC Stockholder (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of its shares to its respective direct or indirect equity holders, the Company will, subject to any applicable lock-ups, work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.

5.17 Recapitalization Transactions. If at any time or from time to time there is any change in the capital structure of the Company by way of share split, share dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by other means, appropriate adjustments will be made in the provision hereof so that the rights and privileges granted hereby will continue.

5.18 CFIUS Matters. Notwithstanding anything to the contrary herein, nothing in this Agreement shall entitle the GIC Stockholder to have (i) access to any material non-public technical information, as that term is defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the CFIUS implementing regulations at 31 C.F.R Part 800 (together, “CFIUS Rules”); (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; or (iii) any involvement in any substantive decision-making, other than through voting of shares, as those terms are defined in the CFIUS Rules regarding (a) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens maintained or collected by any portfolio company; (b) the use, development, acquisition, or release of critical technologies, as that term is defined in CFIUS Rules; or (c) the management, operation, manufacture, or supply of covered investment critical infrastructure, as that term is defined in CFIUS Rules.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Stockholders Agreement as of the date first set forth above.

COMPANY:

STANDARDAERO, INC.

By:	/s/ Daniel Satterfield
Name: Daniel Satterfield
Title: Chief Financial Officer

[Signature Page to Stockholders Agreement]

INITIAL CARLYLE STOCKHOLDER:

CARLYLE PARTNERS VII S1 HOLDINGS II, L.P.

By: TC Group VII S1, L.P., its general partner

By: TC Group VII S1, L.L.C., its general partner

By:	/s/ Jeremy Anderson
Name: Jeremy Anderson
Title: Vice President

[Signature Page to Stockholders Agreement]

INITIAL GIC STOCKHOLDER:

HUX INVESTMENT PTE LTD

By:	/s/ Andrew Skrilow
Name: Andrew Skrilow
Title: Authorized Person

RSSA FORD FAMILY LLC

By:	/s/ Russell W. Ford
Name: Russell Ford
Manager

Notice Address:

MARC DROBNY

By:	/s/ Marc Drobny

Notice Address:

ALEX TRAPP

By:	/s/ Alex Trapp

Notice Address:

KERRY O’SULLIVAN

By:	/s/ Kerry O’Sullivan

Notice Address:

SCOTT STARRETT

By:	/s/ Scott Starrett

Notice Address:

RICK STINE

By:	/s/ Rick Stine

Notice Address:

SCHEDULE 1

Management Stockholders

RSSA Ford Family LLC

Marc Drobny

Alex Trapp

Kerry O’Sullivan

Scott Starrett

Rick Stine

EXHIBIT A

Joinder Agreement

By execution of this signature page, [_______________] hereby agrees to become a Party to, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of [ ● ], 2024, by and among StandardAero, Inc., a Delaware corporation (the “Company”), Carlyle Partners VII S1 Holdings II, L.P., a Delaware limited partnership (the “Initial Carlyle Stockholder”), Hux Investment Pte Ltd, a private company organized under the laws of Singapore (the “Initial GIC Stockholder”), and certain other Parties named therein, as amended from time to time thereafter.

[NAME]

By:
Name:
Title:

Notice Address:

Accepted:

STANDARDAERO, INC.

By:
Name:
Title: